UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 15, 2008

WEYERHAEUSER COMPANY
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	1-4825 (Commission File Number)	91-0470860 (IRS Employer Identification No.)

Federal Way
Washington 98063-9777
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

On March 17, 2008, Weyerhaeuser Company (the “Company”) announced that it had entered into a purchase agreement dated as of March 15, 2008 (the “Purchase Agreement”) with International Paper Company (the “Buyer”), a New York corporation, pursuant to which the Company agreed to sell to the Buyer its containerboard, packaging and recycling business (the “Business”).  A copy of the Company’s press release announcing the transaction is attached hereto as Exhibit 99.1.

Pursuant to the Purchase Agreement, the Buyer agreed to pay to the Company $6.0 billion in cash (the “Purchase Price”), subject to the adjustments as provided in the Purchase Agreement, and to assume certain liabilities relating to the Business (the “Assumed Liabilities”).  The purchase and sale of the Business and the assumption of the Assumed Liabilities are referred to as the “Acquisition”.  The Purchase Agreement contains customary representations and warranties.

The Company has agreed to certain pre-closing covenants in the Purchase Agreement, including a covenant to conduct the Business in the ordinary course.  Closing of the Acquisition is subject to customary closing conditions, including (i) absence of any material adverse effect on the Business, (ii) expiration of the waiting period required pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) execution and delivery of certain ancillary agreements and (iv) the Buyer’s receipt of the proceeds of certain debt financing described in a debt commitment letter dated March 15, 2008, a copy of which has been provided by the Buyer to the Company (or certain qualified alternative financing) in an aggregate amount not less than the Purchase Price.

Subject to certain limitations relating to the marketing of the debt financing by the Buyer and the preparation for the provision of certain post-closing transition services to the Business by the Company, the Acquisition is expected to close on the second business day following the date upon which all of the closing conditions are satisfied or waived, or on such other date as is agreed upon by the parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and incorporated into this report by reference.  All shareholders of the Company are urged to read the Purchase Agreement carefully and in its entirety.  The Purchase Agreement has been included to provide you with information regarding the terms of the Acquisition.  It is not intended to provide any other factual information about the Company.

The Purchase Agreement contains representations and warranties that the Company and the Buyer made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

2.1	Purchase Agreement, dated as of the 15th day of March, 2008, between Weyerhaeuser Company and International Paper Company

99.1	Press Release dated as of March 17, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Jeanne M. Hillman
	Name:	Jeanne M. Hillman
	Title:	V.P., Chief Accounting Officer

Date:  March 20, 2008